Exhibit 99.1
TENNECO ANNOUNCES RESULTS OF 2011 ANNUAL MEETING
Lake Forest, Illinois, May 18, 2011 — Tenneco Inc. (NYSE: TEN) announced at its annual meeting today that its shareholders re-elected Charles W. Cramb, Dennis J. Letham, Hari N. Nair, Roger B. Porter, David B. Price, Jr., Gregg M. Sherrill, Paul T. Stecko, Mitsunobu Takeuchi, and Jane L. Warner to the company’s board of directors. The directors have been re-elected to serve a term expiring at the 2012 annual meeting of stockholders.
Stockholders also ratified the appointment of PricewaterhouseCoopers LLP as independent accountants for 2011; and, in advisory votes, approved the company’s executive compensation and annual future advisory votes on executive compensation.
Tenneco is a $5.9 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 22,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.
###
Contacts:
Linae Golla
Investor relations
847 482-5162
lgolla@tenneco.com
Jane Ostrander
Media relations
847 482-5607
jostrander@tenneco.com